                                                                 EXHIBIT (a)(12)


COOPER RIVER PROPERTIES, L.L.C.
1873 South Bellaire Street
17th Floor
Denver, Colorado  80222


CONTACT: Edward McCarthy of Beacon Hill Partners, Inc.
         (212) 843-8500


FOR IMMEDIATE RELEASE


                            COOPER RIVER ANNOUNCEMENT

         DENVER, COLORADO, November 17, 1998 - Cooper River Properties, L.L.C. today announced that it has extended the expiration date of its outstanding tender offers for limited partnership interests in Consolidated Capital Institutional Properties, Consolidated Capital Institutional Properties/2, Consolidated Capital Institutional Properties/3, Consolidated Capital Properties III, Consolidated Capital Properties V, Davidson Diversified Real Estate I, L.P., Davidson Diversified Real Estate II, L.P., Davidson Diversified Real Estate III, L.P., Davidson Growth Plus, L.P., Davidson Income Real Estate, L.P., Angeles Opportunity Properties, Ltd., Angeles Income Properties, Ltd. II, Angeles Income Properties, Ltd. III, Angeles Income Properties, Ltd. IV, Angeles Income Properties, Ltd. 6, Angeles Partners IX, Angeles Partners X, Angeles Partners XI, Angeles Partners XII, Century Pension Income Fund XXIV, Drexel Burnham Lambert Real Estate Associates III, HCW Pension Real Estate Fund Limited Partnership, Multi-Benefit Realty Fund '87-1 (Class A Units), Multi-Benefit Realty Fund '87-1 (Class B Units) and VMS Investors First-Staged Equity L.P. II. The expiration date for each tender offer has been extended to 5:00 p.m. on Monday, December 14, 1998. The offers were previously scheduled to expire at 5:00 p.m. on Monday, November 16, 1998.

         Cooper River reported, based on information provided by the depositary for the offers, that as of the close of business on November 16, 1998, approximately 11,136.1 interests had been tendered pursuant to the Consolidated Capital Institutional Properties offer, approximately 70,397.2 interests had been tendered pursuant to the Consolidated Capital Institutional Properties/2 offer, approximately 27,360.2 interests had been tendered pursuant to the Consolidated Capital Institutional Properties/3 offer, approximately 17,177.5 interests had been tendered pursuant to the Consolidated Capital Properties III offer, approximately 11,390 interests had been tendered pursuant to the Consolidated Capital Properties V offer, approximately 128.35 interests had been tendered pursuant to the Davidson Diversified Real Estate I offer, approximately
213.0 interests had been tendered pursuant to the Davidson Diversified Real Estate II offer, approximately 293.5 interests had been tendered pursuant to the Davidson Diversified Real Estate III offer, approximately 4,063 interests had been tendered pursuant to the Davidson Growth Plus offer, approximately 4,125 interests had been tendered pursuant to the Davidson Income Real Estate offer, approximately 976 interests had been tendered pursuant to the Angeles Opportunity Properties, Ltd. offer, approximately 5,894 interests had been tendered pursuant to the Angeles Income Properties, Ltd. II offer, approximately 11,510 interests had been tendered pursuant to the Angeles Income Properties, Ltd. III offer, approximately 12,615 interests had been tendered pursuant to the Angeles Income Properties, Ltd. IV offer, approximately 3,528 interests had been tendered pursuant to the Angeles Income Properties, Ltd. 6 offer, approximately 1,355 interests had been tendered pursuant to the Angeles Partners IX offer, approximately 3,781 interests had been tendered pursuant to the Angeles Partners X offer, approximately 8,831 interests had been tendered pursuant to the Angeles Partners XI offer, approximately 4,595 interests had been tendered pursuant to the Angeles Partners XII offer, approximately 802 interests had been tendered pursuant to the Century Pension Income Fund XXIV offer, approximately 2,886 interests had been tendered pursuant to the Drexel Burnham Lambert Real Estate Associates III offer, approximately 1,794 interests had been tendered pursuant to the HCW Pension Real Estate Fund Limited Partnership offer, approximately 5,050 interest had been tendered pursuant to the Multi-Benefit Realty Fund '87-1 (Class A Units) offer, approximately 5,091 interests had been tendered pursuant to the Multi-Benefit Realty Fund '87-1 (Class B Units) offer and approximately 3,940.167 interests had been tendered pursuant to the VMS Investors First-Staged Equity L.P. II offer.

         For further information, please contact Beacon Hill Partners at (800) 854-9486, which is acting as the Information Agent for the offers.

                                      # # #